UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)

(737) 281-0101

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:	☐
Digital Realty Trust, L.P.:	☐

Introductory Note

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 8.01.     Other Events.

On October 25, 2022, the company, the operating partnership, and certain of the operating partnership’s subsidiaries entered into an escrow agreement (the “Escrow Agreement”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”), certain lenders (the “Lenders”), and Arnold & Porter Kaye Scholer LLP, as escrow agent (the “Escrow Agent”), pursuant to which the operating partnership, the company, the Administrative Agent and the Lenders delivered executed signature pages to a new term loan agreement among the operating partnership, the company, the Lenders and the Administrative Agent (the “Term Loan Agreement”) to be held in escrow by the Escrow Agent and released by the Escrow Agent upon satisfaction of the terms described therein as further described below.

Pursuant to the Escrow Agreement, the Escrow Agent will release the signatures to the Term Loan Agreement and the Term Loan Agreement will become effective upon satisfaction of certain conditions precedent to the effectiveness of the Term Loan Agreement set forth in the Term Loan Agreement (which conditions may only be satisfied, if at all, between January 1, 2023 and January 23, 2023). Such conditions precedent include the delivery by the operating partnership of certain legal opinions and certificates, the absence of any default under the Term Loan Agreement, and the payment of prescribed fees. While there can be no assurance in this regard, the company expects that the conditions precedent to the effectiveness of the Term Loan Agreement will be satisfied on or prior to January 23, 2023, and that the Term Loan Agreement will thereupon become effective.

If the conditions precedent to the effectiveness of the Term Loan Agreement are not satisfied on or prior to January 23, 2023, the signature pages of the operating partnership, the company, the Lenders and the Administrative Agent to the Term Loan Agreement that have been delivered in escrow to the Escrow Agent pursuant to the terms of the Escrow Agreement will be deemed to have been automatically revoked, the escrow arrangements under the Escrow Agreement will automatically terminate, and the Term Loan Agreement will not become effective.

The Term Loan Agreement provides for a $660 million senior unsecured term loan facility (the “Term Loan Facility”). The Term Loan Facility provides for borrowings in U.S. dollars. The Term Loan Facility will mature on March 31, 2025, subject to one twelve-month extension option at the operating partnership’s option; provided, that the operating partnership must pay a 0.1875% extension fee based on the then-outstanding principal amount of the term loans under the Term Loan Facility.

The Term Loan Facility will provide that the term loans thereunder will bear interest, at the operating partnership’s option, at a rate of (x) from the anticipated closing date through the initial maturity date, (i) a term SOFR-based or daily simple SOFR floating interest rate option plus an applicable margin based on the corporate credit rating of our long-term senior unsecured debt of between 0.80% and 1.60% per annum plus a credit spread adjustment of 0.10%, 0.15% or 0.25% (depending on the applicable term SOFR-based interest period) or 0.10% (for daily simple SOFR) or (ii) a base rate interest rate option plus an applicable margin based on the corporate credit rating of our long-term senior unsecured debt of between 0.00% and 0.60% or (y) following the extension of the maturity date, (i) a term SOFR-based or daily simple SOFR floating interest rate option plus an applicable margin based on the corporate credit rating of our long-term senior unsecured debt of between 0.95% and 1.75% per annum plus a credit spread adjustment of 0.10%, 0.15% or 0.25% (depending on the applicable term SOFR-based interest period) or 0.10% (for daily simple SOFR) or (ii) a base rate interest rate option plus an applicable margin based on the corporate credit rating of our long-term senior unsecured debt of between 0.00% and 0.75%. The applicable margin at closing applicable to the term loans under the Term Loan Facility based on a term SOFR-based floating interest rate is anticipated to be 0.95% per annum. We are also required to pay certain fees to the administrative agent under the Escrow Agreement and the Term Loan Facility. The Term Loan Facility may be voluntarily prepaid in whole or in part at any time without premium or penalty. Amounts borrowed under the Term Loan Facility and repaid or prepaid may not be reborrowed.

Borrowings under the Term Loan Agreement will be guaranteed by Digital Realty Trust, Inc., Digital Euro Finco, LLC and Digital Dutch Finco B.V. In specified circumstances, additional guarantors are required to be added. The Term Loan Agreement will contain various restrictive covenants, including limitations on our ability to make certain investments or merge with another company, and requirements to maintain financial coverage ratios, including with respect to unencumbered assets. In addition, the Term Loan Agreement restricts Digital Realty Trust, Inc. from making distributions to its stockholders, or redeeming or otherwise repurchasing shares of its capital stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable Digital Realty Trust, Inc. to maintain its qualification as a REIT and to avoid the payment of income or excise tax. In addition, the Term Loan Agreement will include events (including, without limitation, a non-payment under the loans, a breach of warranties and representations in any material respect, non-compliance with covenants by a borrower, cross-default for payment defaults and cross-acceleration for other defaults under material debt or a change of control) which, if not cured within the time period, if any, specified in the Term Loan Agreement would constitute an event of default.

Upon the occurrence and continuance of any such event of default, the lenders holding more than a majority of the commitments and loans may elect to accelerate the outstanding principal and accrued and unpaid interest under the Term Loan Agreement. Further, outstanding principal and accrued and unpaid interest thereon automatically accelerate upon the entry of an order for relief with respect to any borrower under any bankruptcy, insolvency or other similar law.

As of October 25, 2022, certain of the joint lead arrangers and joint bookrunners or their affiliates are customers of ours, and certain other lenders have other relationships with us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 31, 2022

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary